Exhibit 99.1

July 17, 2003                                          Direct Inquiries To:
                                                       Paul O. Koether, Chairman

                                                       (908) 234-9220

                   PURE WORLD ANNOUNCES SECOND QUARTER RESULTS
                   -------------------------------------------

     BEDMINSTER, NEW JERSEY - PURE WORLD, INC., (PURW - NASDAQ) today announced that revenues for the quarter ended June 30, 2003 were $4,493,000 with a net loss of $383,000 ($.05 per share) compared to revenues of $4,299,000 with a net loss of $485,000 ($.06 per share) for the quarter ended June 30, 2002. For the six months ended June 30, 2003, revenues were $12,066,000 with net income of $309,000 ($.04 per share) compared to revenues of $7,931,000 and a net loss of $1,079,000 ($.13 per share) for the six months ended June 30, 2002.

     Paul Koether, Pure World's Chairman, described the second quarter as disappointing. One of Pure World's customers is no longer manufacturing a product containing Pure World extracts. A significant purchase of another product has been deferred until the fall and several customers have deferred purchases because of excess inventories. Pure World continues to pick up new customers but that process generally entails some delay while samples are being approved.

     Pure World has 7,513,624 shares of common stock outstanding.












     This Press Release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Pure World cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date. The per share earnings in the text of this news release are diluted earnings per share.

                        PURE WORLD, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                      (in thousands, except per share data)
                                   (UNAUDITED)



                                       Three Months Ended        Six Months Ended
                                             June 30,                June 30,
                                      ---------------------    ---------------------
                                        2003         2002        2003         2002
                                      --------     --------    --------     --------
Revenues:
  Sales                               $  4,488     $  4,285     $ 11,954    $  7,875
  Net gains on marketable
    securities                               -            -            -          28
  Interest and other income                  5           14          112          28
                                      --------     --------     --------    --------
      Total revenues                     4,493        4,299       12,066       7,931
                                      --------     --------     --------    --------

Expenses:
  Cost of goods sold                     3,797        3,755        9,223       6,876
  Selling, general and administrative    1,115        1,029        2,431       2,134
                                      --------     --------     --------    --------
      Total expenses                     4,912        4,784       11,654       9,010
                                      --------     --------     --------    --------

Income (loss) before income taxes    (     419)   (     485)         412   (   1,079)
Provision (benefit) for income taxes (      36)           -          103           -
                                      --------     --------     --------    --------
Net income (loss)                    ($    383)   ($    485)    $    309   ($  1,079)
                                      ========     ========     ========    ========

Basic and diluted net income (loss)
  per share                          ($    .05)   ($    .06)    $    .04   ($    .13)
                                      ========     ========     ========    ========


                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  June 30, 2003
                                 (in thousands)
                                   (UNAUDITED)

Cash and cash equivalents                                  $  1,413
Accounts receivable, net                                      2,648
Inventories                                                   7,605
Other                                                           594
                                                           --------
    Total current assets                                     12,260
Plant and equipment, net                                      7,588
Investment in unaffiliated natural
  products company                                            1,510
Goodwill                                                      1,144
Other assets                                                    660
                                                           --------
    Total assets                                           $ 23,162
                                                           ========

Current liabilities                                        $  5,495
Long-term debt                                                1,439
                                                           --------
    Total liabilities                                         6,934
Stockholders' equity                                         16,228
                                                           --------
    Total liabilities and stockholders' equity             $ 23,162
                                                           ========